Exhibit 10.34

AMENDMENT NO. 3 TO THE

BRIDGE CREDIT AGREEMENT

Dated as of December 20, 2007

AMENDMENT NO. 3 TO THE BRIDGE CREDIT AGREEMENT among Jabil Circuit, Inc., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citicorp North America, Inc., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into a Bridge Credit Agreement dated as of December 21, 2006, as amended by the Letter Amendment and Waiver dated as of January 11, 2007 and the Letter Amendment and Waiver dated as of May 2, 2007 (such Credit Agreement, as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) The definitions of “Applicable Margin”, “Applicable Percentage” and “Termination Date” in Section 1.01 are amended in full to read as follows:

“Applicable Margin” means as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below, provided that the Applicable Margin shall be increased on and after March 20, 2008 by 0.25% per annum:

Public Debt Rating S&P/Moody’s	Applicable Margin for Base Rate Advances	Applicable Margin for Eurodollar Rate Advances
Level 1 BBB or Baa2 or above	0.300%	1.300%
Level 2 BBB- or Baa3	0.375%	1.375%
Level 3 BB+ and Baa3 or BBB- and Ba1	0.500%	1.500%
Level 4 BB+ or Ba1	0.625%	1.625%
Level 5 BB or Ba2	1.000%	2.000%
Level 6 Lower than Level 5	1.500%	2.500%

“Applicable Percentage” means, as of any date a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below, provided that the Applicable Percentage shall be increased on and after March 20, 2008 by 0.05% per annum:

Public Debt Rating S&P/Moody’s	Applicable Percentage
Level 1 BBB or Baa2 or above	0.150%
Level 2 BBB- or Baa3	0.175%
Level 3 BB+ and Baa3 or BBB- and Ba1	0.200%
Level 4 BB+ or Ba1	0.225%
Level 5 BB or Ba2	0.300%
Level 6 Lower than Level 5	0.550%

“Termination Date” means the earlier of June 17, 2008 and the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

(b) Section 2.01 is amended by deleting therefrom the proviso at the end thereof.

(c) Section 2.03 is amended by adding to the end thereof a new clause (c) to read as follows:

(c) Extension Fee. The Borrower agrees to pay to the Agent for the account of each Lender on March 20, 2008 a fee equal to 0.625% of such Lender’s Commitment in effect on such date.

(d) Section 2.04(b) is deleted in full.

(e) Section 2.09(b) is deleted in full.

(f) Section 2.16 is amended in full to read as follows:

SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries.

(g) Section 3.03(a) is amended by adding to the end thereof a new clause (iii) to read as follows:

(iii) the commitments of the lenders under the Borrower’s Amended and Restated Five Year Credit Agreement dated as of July 19, 2007 have been fully drawn.

(h) Section 4.01(e) is amended in full to read as follows:

(e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at August 31, 2007, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present, other than as disclosed to the Lenders prior to the date hereof, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with United States generally accepted accounting principles consistently applied. Since August 31, 2007, there has been no Material Adverse Change other than as disclosed to the Lenders prior to the date hereof.

(i) Section 4.01(i) is amended in full to read as follows:

(i) No information, exhibit or report furnished by or on behalf of the Borrower to the Agent or any Lender pursuant to the terms of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading, other than as disclosed to the Lenders prior to the date hereof.

(j) Schedule I is amended in full to read as set forth as Schedule A to this Amendment.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, on or before December 20, 2007 the Agent shall have received counterparts of this Amendment executed by the Borrower and all of the Lenders, and the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:

(a) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment.

(b) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

(c) Favorable opinions of Holland & Knight LLP, counsel for the Borrower, and the general counsel of the Borrower, substantially in the form of Exhibits D-1 and D-2 to the Credit Agreement, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

(d) A certificate signed by a duly authorized officer of the Borrower stating that no event has occurred and is continuing.

This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The execution, delivery and performance by the Borrower of this Amendment, and the consummation of the transactions contemplated hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) any material law or any material contractual restriction binding on or affecting the Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Amendment.

(d) This Amendment has been duly executed and delivered by the Borrower. The Credit Agreement, as amended hereby, is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law).

(e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at August 31, 2007, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present, other than as disclosed to the Lenders prior to the date hereof, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with United States generally accepted accounting principles consistently applied. Since August 31, 2007, there has been no Material Adverse Change other than as disclosed to the Lenders prior to the date hereof.

(f) There is no pending or, to the Borrower’s knowledge, overtly threatened action, suit, investigation, litigation or administrative or judicial proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), and there has been no material adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

(g) No information, exhibit or report furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Amendment or pursuant to the terms of the Credit Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading, other than as disclosed to the Lenders prior to the date hereof.

SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JABIL CIRCUIT, INC.

By	/s/ Sergio A. Cadavid
Name:	Sergio A. Cadavid
Title:	Treasurer

CITICORP NORTH AMERICA, INC., as Agent and as Lender

By	/s/ Kevin Ege
Name:	Kevin Ege
Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By	/s/ Brian McDougal
Name:	Brian McDougal
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC

By	/s/ Eddie Dec
Name:	Eddie Dec
Title:	Senior Vice President

ABN AMRO BANK N.V.

By	/s/ Donald Sutton
Name:	Donald Sutton
Title:	Managing Director

By	/s/ Patricia Christy
Name:	Patricia Christy
Title:	Director

SUNTRUST BANK

By	/s/ Robert W. Maddox
Name:	Robert W. Maddox
Title:	Vice President

SCHEDULE A TO AMENDMENT

SCHEDULE I

JABIL CIRCUIT, INC.

BRIDGE CREDIT AGREEMENT

APPLICABLE LENDING OFFICES

Name of Initial Lender	Commitment	Domestic Lending Office	Eurodollar Lending Office
Citicorp North America, Inc.	$70,000,000	2 Penns Way, Suite 200 New Castle, DE 19720 Attn: Christina Quezon T: 302 894-6037 F: 212 994-0961	2 Penns Way, Suite 200 New Castle, DE 19720 Attn: Christina Quezon T: 302 894-6037 F: 212 994-0961

JPMorgan Chase Bank, N.A.	$70,000,000	One Bank One Plaza Mail Code IL1-0010 Chicago, IL 60670 Attn: Tess Siao T: 312 385-7051 F: 312 385-7097	One Bank One Plaza Mail Code IL1-0010 Chicago, IL 60670 Attn: Tess Siao T: 312 385-7051 F: 312 385-7097

The Royal Bank of Scotland plc	$34,000,000	101 Park Avenue New York, NY 10178 Attn: Brett Hudak T: 212 401-1439 F: 212 401-1494	101 Park Avenue New York, NY 10178 Attn: Brett Hudak T: 212 401-1439 F: 212 401-1494

ABN AMRO Bank N.V.	$13,000,000	540 West Madison Street Suite 2100 Chicago, IL Attn: Loan Administration T: 312 992-5152 F: 312 992-5157	540 West Madison Street Suite 2100 Chicago, IL Attn: Loan Administration T: 312 992-5152 F: 312 992-5157

SunTrust Bank	$13,000,000	200 South Orange Avenue Orlando, FL 32812 Attn: Lois Keezel T: 407 237-4855 F: 407 237-5342	200 South Orange Avenue Orlando, FL 32812 Attn: Lois Keezel T: 407 237-4855 F: 407 237-5342

Total of Commitments:	$200,000,000